Free Writing Prospectus
Dated May 16, 2018
Filed Pursuant to Rule 433
 Registration No. 333-224329

 The Bank of N.T. Butterfield & Son LimitedInvestor PresentationMay 2018

 Disclaimer  This presentation has been prepared by us solely for informational purposes. This presentation has been prepared to assist interested parties in making their own evaluation of us and does not purport to contain all of the information that may be relevant. In all cases, interested parties should conduct their own investigation and analysis of us and the data set forth in this presentation and other information provided by or on behalf of us.This presentation does not constitute an offer to sell, nor a solicitation of an offer to buy, and of our securities by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.Except as otherwise indicated this presentation speaks as of the date thereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in our affairs after the date hereof.Certain of the information contained herein may be derived from information provided by industry sources. We believe that such information is accurate and that the sources from which it has been obtained are reliable. We cannot guarantee the accuracy of such information, however, and have not independently verified such information.We have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from Sandler O'Neill & Partners, L.P., 1251 Avenue of the Americas, New York, NY 10020, by telephone at (866) 805 4128; or from Wells Fargo Securities, LLC, 608 2nd Avenue South, Minneapolis, MN 55402, Attention: WFS Customer Service, by telephone at 1-800-645-3751, or by email at wfscustomerservice@wellsfargo.com.

 Forward-Looking Statements and Non-GAAP Financial Measures  Forward-Looking Statements:Certain of the statements made in this presentation are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements with respect to our current beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance, capital, ownership or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Our performance may vary due to a variety of factors, including worldwide economic conditions, success in business retention and obtaining new business and other factors. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future.All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our Securities and Exchange Commission (“SEC”) reports and filings. Such reports are available upon request from the Bank, or from the SEC, including through the SEC’s Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made other than required by law. About Non-GAAP Financial Measures:This presentation contains non-GAAP financial measures including “core” net income and other financial measures presented on a “core” basis.  We believe such measures provide useful information to investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, our non-GAAP financial measures have a number of limitations.  As such, investors should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. Reconciliations of these non-GAAP measures to corresponding GAAP financial measures are provided in the Appendix of this presentation.

 Terms of the Proposed Offering  Bank of N.T. Butterfield & Son Ltd. (NYSE / NTB)  Issuer  Fixed-to-Floating Rate  Structure  Subordinated Notes  Security  $75.0 million  Amount  Basel III regulatory requirements for Tier 2 Capital as applied by the BMA  Covenants  Repay the outstanding 5.15% Series B subordinated notes due 2018, which will mature on May 27, 2018, and for other general corporate purposes, which may include the repayment of a portion of our other outstanding unsecured subordinated indebtedness   Use of Proceeds  10 years, non-call 5 years  Terms  Sandler O’Neill + Partners, L.P. & Wells Fargo Securities, LLC  Placement Agents  A3 (Moody’s) / BBB (S&P) / BBB- (Fitch)  Rating *  * A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.

Company Overview

Investment Highlights

1 Leading Bank in Attractive Markets	➢ Franchise retail banking presence in Bermuda and Cayman ➢ Named Bermuda Bank of the Year for 5th consecutive year by The Banker ➢ $9.8bn deposit balance with 2018 Q1 average cost of 0.12%
2 Strong Capital Generation and Return	➢ Core ROATCE of 24.3%[1] ➢ Core ROATA of 1.7%[1]
3 Efficient, Conservative Balance Sheet	➢ 40% Risk-Weighted Assets / Total Assets ratio ➢ 41% Gross Customer Loans / Deposits ➢ 59% Cash + Securities / Total Assets ➢ NPAs / Assets of 0.50%
4 Visible Earnings	➢ Fee income ratio of 32.7% ➢ Low-cost deposits ➢ Floating-rate loans and securities portfolio positioned to benefit from rising rates ➢ Accretive acquisitions announced
5 Experienced Team with Deep Market Knowledge	➢ Average of 27 years of relevant industry experience ➢ Combined decades of familiarity in key specialized geographic markets

(1) See the Appendix for a reconciliation of the non-GAAP measures
Note: All information in US$ as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$
Source: S&P Global Market Intelligence and Company data

Butterfield

5

1

Leading Bank in Attractive Markets

Market Operations

Geographic Footprint Supports Expanding Trust Business[1]



BERMUDA
CANADA (HALIFAX)
GUERNSEY
JERSEY¹
UK
THE BAHAMAS
SWITZERLAND
THE CAYMAN ISLANDS
MAURITIUS
SINGAPORE¹
Wealth Management
Banking
Residential Property Lending
Support Center
To Open in 2018
¹Pending issuance of license(s) by local regulator

Awards



The Banker
Bank of the Year 2017
BERMUDA
The Banker
Bank of the Year 2017
CAYMAN ISLANDS
GLOBAL BANKING & FINANCE REVIEW AWARDS
BEST PRIVATE BANK AWARD 2018
GLOBAL FINANCE
BERMUDA
BEST PRIVATE BANK AWARD 2018
GLOBAL FINANCE
CAYMAN ISLANDS
e privateclient
Top Trust Companies 2017

Financial Snapshot

Key Balance Sheet Items	2018 Q1	2017Y
Total Assets	$11.0 bn	$10.8 bn
Cash & Cash Equivalents	1.8 bn	1.5 bn
Investments in Securities	4.5 bn	4.7 bn
Net Loans	4.0 bn	3.8 bn
Deposits	9.8 bn	9.5 bn

Key Operating Metrics	2018 Q1	2017Y
Net Income	$44.2 mm	$153.3 mm
Core ROATCE [2]	24.3%	22.4%
Core ROATA [3]	1.7%	1.5%
Cost of Deposits	0.12%	0.11%

(1) Locations based on where trusts are administered, rather than geography of client residence
(2) Core ROATCE is a non-GAAP measure calculated as core earnings to common shareholders / average tangible common equity. See the Appendix for a reconciliation of the non-GAAP measures
(3) Core ROATA is a non-GAAP measure calculated as core net income / average tangible assets. See the Appendix for a reconciliation of the non-GAAP measures

Note: All information in US$ as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$

Source: S&P Global Market Intelligence and Company data

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6

Who We Are and What We Do

1 Leading Bank in Attractive Markets

Business Line	Banking		Wealth Management	
Core Geographies	Bermuda (54% of Group deposits[1], 51% of Group loans[2])	Cayman Islands (31% of Group deposits[1], 25% of Group loans[2])	Bermuda Guernsey / Jersey Singapore	Cayman Islands Switzerland Bahamas
Clients	➢ Local residents ➢ Captive insurers ➢ Mid-market reinsurers	➢ Local residents ➢ Captive insurers ➢ Hedge funds	➢ Private trust clients ➢ Ultra-high net worth, multi-generational families from Europe, Asia, Latin America, and Middle East	
Focus Areas / Key Statistics	➢ Global deposits fund local mortgages ➢ $9.8bn deposits, $4.0bn net loans ➢ 64% mortgages, 32% commercial loans[3]		➢ Butterfield is Trustee: $95.4bn AUA[4] ➢ The trusts and beneficiaries require private banking and asset management ➢ Expansion in Asia	
Industry Characteristics	Organic Growth Potential / Historically Attractive Returns / Limited Competition		Organic & Acquisition Growth Potential / Lower Capital Requirements	

(1) Includes private banking deposits. Based on customer deposits
(2) Based on gross loans. Based on country in which loan was originated
(3) Commercial loans include government loans
(4) AUA for trust only, does not include custody; US$ as of 31-Dec-2017
Note: All information in US$ as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$
Source: Company data

Butterfield
7

1

Leading Bank in Attractive Markets

Bermuda and Cayman Islands

Bermuda's Insurance & Reinsurance Market[1]

- **#2 Global Reinsurance Market**: *15 of the top 40 global reinsurers*
- **#1 Captive Insurance Domicile**: *800 captive insurers*
- **#1 Insurance Linked Securities Domicile**: *70% of issuance and outstanding securities*

Cayman Islands' Financial Services Market[1]

- **#1 Fund Domicile**: *34% of hedge funds and 85% of offshore funds*
- **#2 Captive Insurance Domicile**: *360 captive insurers*
- **International Financial Center**: *40 of the world's 50 largest banks*

Global capital: Foreign currency deposits (primarily USD) held by local banks exceed 3x GDP in Bermuda and Cayman Islands

Key Market Attributes

- British Overseas Territories, English Common Law, UK Privy Council final court of appeal
- Affluent resident population, no corporate or personal income tax
- FATCA / CRS tax transparency requires reporting on foreign nationals to 67 tax authorities, including US tax persons to the IRS
- The Bermuda Monetary Authority (BMA) and the Cayman Islands Monetary Authority (CIMA) are primary financial services regulators

Real GDP Growth



Bermuda
Cayman Islands
(2.5)%
(0.3)%
0.6 %
(0.1)%
1.2 %
1.4 %
2.8 %
0.7 %
2.1 %
2.0 %
Actual
Estimate
2013
2014
2015
2016
2017

(1) Sovereign Ratings as of 1-Nov-2016

Source: SNL Financial, Association of Bermuda Insurers and Reinsurers, Bermuda Government, UN Department of Economic and Social Affairs Population Division, Butterfield Research, CIA World Fact Book, The Economist, Appleby, http://www.cayman.finance/2016/03/the-cayman-islands-a-guide-for-hedge-fund-managers/; Bermuda Risk Directory (http://www.brd.bm/about-bermuda/)

Butterfield

8

1 Leading Bank in Attractive Markets

Award-Winning Trust Business

Private Trust Overview


Client's Assets
Legal Ownership
Beneficial Ownership
Trust Relationship
Trustee
Beneficiaries
Administers & Manages
Assets / Deposits
Pays Income and / or Capital

Private Trust Economics

- Trustee fees
- FX fees
- Custody fees
- Asset management fees
- NII Deposits

Butterfield Value Proposition

- Bank-owned trust company with over 70 years of experience
- Multi-jurisdictional offering in English Common Law domiciles
- Fiduciary expertise and service respected by key introducers
- Recognized as one of the leading trust companies in the world privateclient
Top Trust Companies 2017

Private Trust Landscape

Very Large

Intertrust
TMF Group
VISTRA / Orangefield group

Large

Private Client Trust focus

Butterfield
RBC
Rothschild & Co
Saffery Champness
ZEDRA

Diversified Fee Players

Bedell Trust
ESTERA
JTC
First Names Group
Rawlinson & Hunter
Hawksford

Boutique

Coutts
Kleinwort Benson
SALAMANCA Group
Summit Trust International
VIRTUS TRUST

Franchise

CIBC
citi
Deutsche Bank
J.P.Morgan
Scotiabank

Butterfield
9

 Leading Bank in Attractive Markets First Quarter 2018 Highlights                vs. Q4 2017  vs. Q4 2017        vs. Q1 2017  vs. Q1 2017        (in millions of US$)    Q1 2018  Q1 2018    $  $    %    $  $    %    Net Interest Income    $  79.9    $  3.8    3.9%  $  12.0    14.2  %  Non-Interest Income      39.8      (2.6)  (1.2)%    1.2    5.4  %  Prov. for Credit Losses      1.9      (3.4)  (228.8)%    1.6    (315.3)%  Non-Interest Expenses²      (77.8)    3.1    (2.2)%    (6.6)  (4.8)%  Other Gains (Losses)      0.4      3.0    (11.6)%    0.1    181.3  %  Net Income    $  44.2    $  3.9    9.8%  $  8.3    23.3  %  Non-Core Items¹      0.8      (1.1)  (128.6)%    (1.8)  (104.5)%  Core Net Income¹    $  45.0    $  2.8    3.7%  $  6.5    14.5  %  Net income of $44.2 million, or $0.79 per shareCore Net Income¹ of $45.0 million, or $0.81 per shareReturn on average common equity of 21.8%; core return on average tangible common equity¹ of 24.3% Net Interest Margin of 3.05%, cost of deposits of 0.12% Completed acquisition of Global Trust Solutions business from Deutsche BankAnnounced acquisition of Deutsche Bank's banking and custody business in the Cayman Islands and Channel IslandsCommon share dividend of $0.38 per share    2017  2018  2017  2018  Core Return on Average Tangible Common Equity¹  Core Net Income¹ ($ Millions)  See the Appendix for a reconciliation of the non-GAAP measureIncludes income taxesNote: All information in US$ as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$  1

 Leading Bank in Attractive Markets Historical Financial Profile  Historically growing, deposit-driven balance sheet, through organic and acquisition-based market share gains  Total Assets ($ Millions)  Gross Loans ($ Millions)  Total Customer Deposits ($ Millions)  Tangible Common Equity ($ Millions)  Note: All information in US$ as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$  1

1 Leading Bank in Attractive Markets
Strong Profitability

Core ROATA[1] (%)


0.9%
1.2%
1.1%
1.3%
1.5%
1.7%
2013
2014
2015
2016
2017
2018Q1

Core ROATCE[2] (%)


9.7%
14.4%
17.6%
20.5%
22.4%
24.3%
2013
2014
2015
2016
2017
2018Q1

Net Interest Margin (%)


2.64%
2.74%
2.48%
2.45%
2.73%
3.05%
2013
2014
2015
2016
2017
2018Q1

Core Efficiency Ratio[3] (%)


71.6%
67.7%
66.0%
63.8%
64.3%
62.3%
2013
2014
2015
2016
2017
2018Q1

(1) Core ROATA is a non-GAAP measure calculated as core net income / average tangible assets. See the Appendix for a reconciliation of the non-GAAP measures
(2) Core ROATCE is a non-GAAP measure calculated as core net income attributable to common shareholders / average tangible common equity. See the Appendix for a reconciliation of the non-GAAP measures
(3) Core efficiency ratio is a non-GAAP measure calculated as core non-interest expenses / (non-interest income + net interest income before provision for credit losses). See the Appendix for a reconciliation of the non-GAAP measures

Note: All information in US$ as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$
Source: Company data

Butterfield
12

 Strong Capital Generation and Return History of Excess Capital Generation   Pro forma for $75 million subordinated debt raise, assuming a 0.75% underwriting fee and 20% risk weighting on proceeds; Assumes payoff of $47 million of maturing subordinated debtNote: All information in US$ as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$Source: Company data  2  Profitability of business continues to strengthen capital ratios

 Efficient, Conservative Balance Sheet Low Loans / Deposits and RWA / Assets   Peer Group includes: FRC, SIVB, EWBC, CFR, ASB, WTFC, CBSH, IBKC, UMBF, FHB, BOH, TRMK, IBOC, CBU, BPFH, FFIN, WABCNote: All information in US$ as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$Source: S&P Global Market Intelligence  Gross Loans / Deposits  Risk-Weighted Assets / Total Assets  Historically highly liquid, conservative and stable balance sheet compositionLower balance sheet leverage as compared to peers with significantly lower Risk-Weighted Asset density  3

  Efficient, Conservative Balance Sheet Highly Rated, Liquid Portfolio   Investment Portfolio Composition  Investment Portfolio by Debt Rating  Securities Portfolio Duration  AFS Securities  Total Securities Portfolio  HTM Securities  Balance  Duration  $3.1bn  2.8 years  $1.5bn  6.1 years  $4.6bn    Composition of Interest Earning Assets  Note: All information in US$ as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$Source: Company data  3

3 Efficient, Conservative Balance Sheet

Stable Portfolio, Attractive Characteristics

Loan Portfolio Stability[1]



$4.0
$4.0
$3.6
$3.8
$4.0
6%
3%
11%
18%
4.71%
62%
5%
6%
9%
17%
4.63%
63%
5%
3%
10%
17%
4.75%
65%
4%
5%
10%
15%
5.10%
65%
5%
5%
12%
15%
5.31%
64%
2014
2015
2016
2017
2018 Q1
Residential
Commercial RE
Other Commercial
Government
Consumer
Loan Yield

Residential Loan Market Characteristics

Attractive Yields	➢ 2017 average yield of 5.19% on consumer loans, including residential mortgages
Rate Upside	➢ 93% of loans are floating
Historically Predictable Flows	➢ High refinancing fees strongly disincentivize refinancing activity
Favorable Credit Risk Characteristics	➢ Manual review by experienced underwriters ➢ Historically conservative LTVs ➢ Full recourse in Bermuda and Cayman
Cultural Benefit	➢ Real estate represents important source of savings for most families in Bermuda

Commercial Loan Market

Favorable Credit Risk Characteristics	➢ Personal recourse on non-RE lending ➢ Current loan origination standards below 65% LTV
Historically Stable Loan Structures	➢ Long-term leases (>7 years WAL) mitigate risks of industry consolidation and turnover

(1) Total based on net loans, breakout based on gross loans
Note: All information in US$billions as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$
Source: S&P Global Market Intelligence and Company data

Butterfield
16

  Efficient, Conservative Balance Sheet Diversified Loan Portfolio  $4.0bn1  $2.5bn  $4.0bn1  Loan Composition by Type  Loan Composition by Geography  Residential Loan Composition by LTV Band²  Total based on net loans, breakout based on gross loansLTV data as of 31-Dec-2017Note: All information in US$ as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$Source: Company data  3

 Efficient, Conservative Balance Sheet Strong Asset Quality  $42mm  NPAs¹ / Total Assets  Non Accrual Loans by Type  Net Charge-Off Ratio²  Reserves / Nonperforming Loans  Nonperforming assets defined as gross non-accrual loans - specific allowance for credit losses on non-accrual loans + accruing loans past due 90 days + other real estate ownedThe Net Charge-Off ratio is calculated as net charge-off expense / average total loans. Average total loans is calculated as the average of the month-end asset balances during the relevant periodNote: All information in US$ as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$Source: S&P Global Market Intelligence  3

 Efficient, Conservative Balance Sheet Low Cost Deposits  Historically Growing Customer Deposit Base  Historically Low Cost of Deposits  Note: All information in US$ as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$Source: S&P Global Market Intelligence  Cost of Deposits  3

4 Visible Earnings

Visible Earnings

Visible Fee and Balance Sheet Revenue

Earning Assets & Net Interest Margin


6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
4.65%
4.71%
4.63%
4.78%
5.10%
5.31%
Yield on Loans
2.64%
2.74%
2.48%
2.45%
2.73%
3.05%
Net Interest Margin
2.29%
2.35%
2.16%
1.96%
2.22%
2.54%
Yield on Securities
0.26%
0.26%
0.21%
0.12%
0.11%
0.12%
Cost of Deposits
2013
2014
2015
2016
2017
2018Q1

Visible & Diversified Sources of Fee Income


Custody & Other 9%
Banking 27%
Asset Management 16%
$159mm1
Trust 27%
FX 21%


$126
$135
$140
$148
$158
$159
Fee Income ($mm)
2013
2014
2015
2016
2017
2018 Q1

High yielding interest earning assets, with upward trending yields, paired with low costing interest bearing liabilities

(1) 2018 Q1 fee income annualized

Note: All information in US$ as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$

Butterfield

20

 Visible Earnings NIM Increase Driven by Long-term US Treasury Yields  2016 to 2017 Highlights  Net Interest Margin  NIM increased by 28 basis points to 273 basis points compared to 245 basis points in 2016, and the cost of funding declined by 1 basis point to 11 basis points. The primary driver of the increase in NIM was an increase in investment portfolio yields by 27 basis points to 222 basis points due to an average increase in the long-term yield of US Treasury debt over the year, which was reflected in our portfolio due to the high proportion of our portfolio in adjustable-rate securities. This was augmented by an increase in the yield on our loans due to base rate increases in certain jurisdictions.   Source: Company data  4

 Visible Earnings Interest Coverage Ratio  Assumes a $75 million subordinated debt raise and a 4.750% coupon rate3 Month LIBOR as of 15-May-2018 for the floating rate of 2.000% + 3 Month LIBOR on the $47 million of subordinated debt which will mature on May 27, 2018Note: All information in US$ as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$Source: S&P Global Market Intelligence  4

 Experienced Team with Deep Market Knowledge Leadership Team   Michael CollinsChairman &Chief Executive Officer  55  Michael SchrumChief Financial Officer  Daniel FrumkinChief Operating Officer  49  53  Age  Background  30+  20+  30+  Experience  Joined Butterfield in 2009Formerly COO at HSBC Bermuda  Joined Butterfield in 2015Formerly CFO at HSBC Bermuda  Joined Butterfield in 2010Formerly CRO of Retail Banking at RBS  Title  Year Joined  Age  General Counsel & Group Chief Legal Officer   58  2012  Andrew Burns  Sian Dalrymple  Group Head of Compliance  54  2017  Shaun Morris  Group Head of Internal Audit  39  2007  Elizabeth Bauman  Group Head of Human Resources  57  2015  Experience  30  25  17  25  5  Source: Company data

Company Overview

Potential Growth Opportunities

Organic → **Macro** → **Strategic**

Organic Initiatives Underway

Net Interest Income

- BML loan growth
- Deployment of deposits

Fee Income

- Fee pricing reviews

Expense Reduction

- Strengthen compliance and regulatory model
- Expand Halifax center
- Invest in IT infrastructure and cyber security
- Cost discipline – contractors / vendors

Capital Actions

- Tactical share repurchase program
- Issue replacement subordinated debt
- Increase dividend to maintain pay-out ratio

Net Interest Income Sensitivity


11.7 %
6.0 %
2.2 %
3.1 %
(6.3)%
(13.8)%
-100bps
+100bps
+200bps
Butterfield
Peer Median1

Acquisition Criteria


Geography
Size
Financial

Acquisitions Completed to Date

Deutsche Bank GTS	Mar-2018
HSBC Bermuda	Apr-2016
HSBC Cayman	Nov-2014
LEGIS	Apr-2014

Strong Pipeline

(1) Peer Group includes: FRC, SIVB, EWBC, CFR, ASB, WTFC, CBSH, IBKC, UMBF, FHB, BOH, TRMK, IBOC, CBU, BPFH, FFIN, WABC

Source: S&P Global Market Intelligence

Butterfield

24

 Company Overview Recap  Leading Bank in Attractive Markets  Strong Capital Generation and Return  Efficient, Conservative Balance Sheet  Visible Earnings  Experienced Team with Deep Market Knowledge  1  2  3  4  5  Thank You – Q&A

 Appendix

 Appendix Risk Management   Source: Company data  Board of Directors  Executive Management  Audit Committee  Reviews the overall adequacy and effectiveness of the Group's system of internal controls and the control environment.  Group Asset and Liability Committee ("GALCO")  Chaired by the Chief Financial Officer and is responsible for liquidity, interest rate and exchange rate risk management and other balance sheet issues  Oversees the Group's risk profile and its performance against approved risk appetites and tolerance thresholds.  Risk Policy and Compliance Committee (“RPC”)  Provisions and Impairments Committee   Chaired by the Chief Risk Officer and is responsible for approving significant provisions and other impairment charges.  Group Credit Committee ("GCC")   Chaired by the Chief Risk Officer and is responsible for a broad range of activities relating to the monitoring, evaluation and management of credit risks assumed across the Group at both transaction and portfolio levels  Group Risk Committee ("GRC")   Chaired by the Chief Risk Officer and provides a forum for the strategic assessment of risks assumed across the Group as a whole  Organizational structure supports comprehensive management of Financial services risks

Appendix

Non-GAAP Reconciliation ($ Millions)

(in millions of US Dollars, unless otherwise indicated)		2018	2017			
		Q1	Q4	Q3	Q2	Q1
Net income	A	$ 44.2	$ 40.3	$ 41.1	$ 36.1	$ 35.9
Dividends and guarantee fee of preference shares		—	—	—	—	—
Premium paid on repurchase of preference shares	B	—	—	—	—	—
Net income to common shareholders	C	44.2	40.3	41.1	36.1	35.9
Non-core (gains), losses and expenses						
Non-core (gains) losses						
Gain on disposal of a pass-through note investment (formerly a SIV)		(0.9)	—	(2.5)	—	(0.1)
Impairment of and gain on disposal of fixed assets (including software)		—	—	—	—	—
Change in unrealized (gains) losses on certain investments		—	—	—	—	—
Adjustment to holdback payable for a previous business acquisition		—	—	0.1	—	0.1
Total non-core (gains) losses	D	$ (0.9)	$ —	$ (2.4)	$ —	$ —
Non-core expenses						
Early retirement program, redundancies and other non-core compensation costs		—	—	0.1	0.1	—
Tax compliance review costs		0.1	0.6	0.4	0.7	0.2
Provision in connection with ongoing tax compliance review		—	—	—	—	—
Business acquisition costs		1.6	1.0	1.1	—	—
Restructuring charges and related professional service fees		—	0.3	0.4	0.6	0.4
Investigation of an international stock exchange listing costs		—	—	—	—	—
Cost of 2010 legacy option plan vesting and related payroll taxes		—	—	—	—	—
Secondary offering costs		—	—	—	—	2.0
Total non-core expenses	E	$ 1.7	$ 1.9	$ 2.0	$ 1.4	$ 2.6
Total non-core (gains), losses and expenses	F=D+E	**0.8**	**1.9**	**(0.4)**	**1.4**	**2.6**
Core net income	G=A+F	$ 45.0	$ 42.2	$ 40.7	$ 37.5	$ 38.5
Core net income attributable to common shareholders	H=C-B+F	45.0	42.2	40.7	37.5	38.5
Average shareholders' equity		820.7	809.6	788.9	759.2	729.3
Less: average preference shareholders' equity		—	—	—	—	—
Average common equity	I	820.7	809.6	788.9	759.2	729.3
Less: average goodwill and intangible assets		(68.4)	(60.9)	(61.3)	(61.6)	(61.7)
Average tangible common equity	J	752.3	748.7	727.6	697.6	667.6
Return on equity	C/I	**21.8%**	**19.7%**	**20.7%**	**19.0%**	**19.9%**
Core return on average tangible common equity	H/J	**24.3%**	**22.3%**	**22.2%**	**21.6%**	**23.4%**
Core earnings per common share fully diluted						
Adjusted weighted average number of diluted common shares (in thousands)	K	55.8	55.6	55.5	55.6	55.2
Earnings per common share fully diluted	C/K	**0.79**	**0.72**	**0.74**	**0.65**	**0.65**
Non-core items per share	(F-B)/K	**0.02**	**0.04**	**(0.01)**	**0.02**	**0.05**
Core earnings per common share fully diluted		**0.81**	**0.76**	**0.73**	**0.67**	**0.70**

Note: All information in US$millions and as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$
Source: Company data

Butterfield

28

Appendix

Non-GAAP Reconciliation ($ Millions) (cont'd)

(in millions of US Dollars, unless otherwise indicated)		2018	2017			
		Q1	Q4	Q3	Q2	Q1
Core return on average tangible assets						
Total average assets	L	$ 10,970.9	$ 10,851.0	$ 10,744.8	$ 10,981.8	$ 10,982.6
Less: average goodwill and intangible assets		(68.4)	(60.9)	(61.3)	(61.6)	(61.7)
Average tangible assets	M	$ 10,902.5	$ 10,790.1	$ 10,683.5	$ 10,920.2	$ 10,920.8
Return on average assets	A/L	1.6%	1.5%	1.5%	1.3%	1.3%
Core return on average tangible assets	G/M	1.7%	1.6%	1.5%	1.4%	1.5%
Tangible equity to tangible assets						
Shareholders' equity		$ 824.2	$ 822.9	$ 802.4	$ 769.9	$ 741.0
Less: goodwill and intangible assets		(90.9)	(60.6)	(61.4)	(61.5)	(61.4)
Tangible total equity	N	733.4	762.3	741.0	708.4	679.6
Less: preference shareholders' equity		—	—	—	—	—
Tangible common equity	O	733.4	762.3	741.0	708.4	679.6
Total assets		10,988.2	10,779.2	10,578.4	10,678.7	10,943.6
Less: goodwill and intangible assets		(90.9)	(60.6)	(61.4)	(61.5)	(61.4)
Tangible assets	P	$ 10,897.4	$ 10,718.6	$ 10,517.0	$ 10,617.2	$ 10,882.2
Tangible common equity to tangible assets	O/P	6.7%	7.1%	7.0%	6.7%	6.2%
Tangible total equity to tangible assets	N/P	6.7%	7.1%	7.0%	6.7%	6.2%
Efficiency ratio						
Non-interest expenses		$ 77.4	$ 80.4	$ 73.6	$ 75.3	$ 71.0
Less: Amortization of intangibles		(1.1)	(1.1)	(1.0)	(1.1)	(1.0)
Non-interest expenses before amortization of intangibles	Q	76.3	79.3	72.6	74.2	70.0
Non-interest income		39.8	42.4	38.2	38.7	38.5
Net interest income before provision for credit losses		79.9	76.1	74.3	71.5	67.9
Net revenue before provision for credit losses and other gains/losses	R	$ 119.7	$ 118.4	$ 112.5	$ 110.2	$ 106.4
Efficiency ratio	Q/R	63.8%	67.0%	64.5%	67.4%	65.7%
Core efficiency ratio						
Non-interest expenses		$ 77.4	$ 80.4	$ 73.6	$ 75.3	$ 71.0
Less: non-core expenses	(E)	(1.7)	(1.9)	(2.0)	(1.4)	(2.6)
Less: amortization of intangibles		(1.1)	(1.1)	(1.0)	(1.1)	(1.0)
Core non-interest expenses before amortization of intangibles	S	74.6	77.4	70.6	72.8	67.4
Net revenue before provision for credit losses and other gains/losses	T	119.7	118.4	112.5	110.2	106.4
Core efficiency ratio	S/T	62.3%	65.4%	62.8%	66.1%	63.2%

Note: All information in US$millions as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$
Source: Company data

Butterfield

29

Appendix

Balance Sheet Trends ($ Millions)

	2018	2017				2016			
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Assets									
Cash & Equivalents	$ 1,846	$ 1,535	$ 1,546	$ 1,720	$ 1,867	$ 2,102	$ 1,485	$ 2,655	$ 1,774
Reverse Repos	198	179	210	184	63	149	186	—	—
S/T Investments	100	250	208	294	542	520	995	436	425
Investments	4,512	4,706	4,613	4,558	4,549	4,400	4,114	3,870	3,679
Loans, Net	3,957	3,777	3,664	3,588	3,573	3,570	3,836	3,904	3,953
Other Assets	376	332	338	335	350	363	363	422	355
Total Assets	$ 10,988	$ 10,779	$ 10,578	$ 10,679	$ 10,944	$ 11,104	$ 10,979	$ 11,287	$ 10,186
Liabilities and Equity									
Total Deposits	$ 9,754	$ 9,536	$ 9,407	$ 9,479	$ 9,849	$ 10,034	$ 9,667	$ 10,091	$ 8,939
Long-Term Debt	117	117	117	117	117	117	117	117	117
Other Liabilities	293	303	252	313	236	242	230	263	343
Total Liabilities	$ 10,164	$ 9,956	$ 9,776	$ 9,909	$ 10,203	$ 10,393	$ 10,014	$ 10,471	$ 9,399
Common Equity	$ 824	$ 823	$ 802	$ 770	$ 741	$ 711	$ 782	$ 633	$ 604
Preferred Equity	—	—	—	—	—	—	183	183	183
Total Equity	$ 824	$ 823	$ 802	$ 770	$ 741	$ 711	$ 965	$ 816	$ 787
Total Liabilities and Equity	$ 10,988	$ 10,779	$ 10,578	$ 10,679	$ 10,944	$ 11,104	$ 10,979	$ 11,287	$ 10,186
Key Metrics									
TCE / TA	6.7%	7.1%	7.0%	6.7%	6.2%	5.9%	6.6%	5.0%	5.5%
CET 1 Ratio	17.6%	18.2%	17.8%	17.0%	15.8%	15.3%	16.1%	12.3%	12.4%
Total Tier 1 Capital Ratio	17.6%	18.2%	17.8%	17.0%	15.8%	15.3%	20.5%	16.5%	16.4%
Total Capital Ratio	19.2%	19.9%	19.9%	19.1%	17.9%	17.6%	22.9%	18.9%	18.7%

Note: All information in US$millions as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$
Source: Company data

Butterfield
30

Appendix

Income Statement Trends ($ Millions)

	2018	2017				2016			
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Net Interest Income	$ 79.9	$ 76.1	$ 74.3	$ 71.5	$ 67.9	$ 66.8	$ 65.0	$ 64.3	$ 62.3
Non-Interest Income	39.8	42.4	38.2	38.7	38.5	38.8	36.3	37.9	34.5
Prov. for Credit Recovery (Losses)	1.9	5.4	0.7	(0.5)	0.3	0.9	(0.3)	(5.3)	0.3
Non-Interest Expenses	77.8	80.8	73.8	75.6	71.2	71.9	77.5	67.0	70.2
Other Gains (Losses)	0.4	(2.7)	1.8	2.0	0.2	0.8	0.6	(0.2)	(0.2)
Net Income	$ 44.2	$ 40.3	$ 41.1	$ 36.1	$ 35.9	$ 35.4	$ 24.0	$ 29.8	$ 26.8
Non-Core Items [1]	$ 0.8	$ 1.9	$ (0.4)	$ 1.4	$ 2.6	$ 1.7	$ 9.4	$ 2.3	$ 9.2
Core Net Income	$ 45.0	$ 42.2	$ 40.7	$ 37.5	$ 38.5	$ 37.1	$ 33.4	$ 32.1	$ 36.0
Key Metrics									
Loan Yield	5.31%	5.23%	5.16%	5.11%	4.90%	4.92%	4.75%	4.72%	4.74%
Securities Yield	2.54	2.27	2.22	2.20	2.17	1.98	1.91	1.87	2.07
Cost of deposits	0.12	0.12	0.10	0.11	0.11	0.10	0.11	0.12	0.15
Net Interest Margin	3.05	2.87	2.81	2.66	2.58	2.45	2.39	2.44	2.54
Core Efficiency Ratio [1]	62.3	65.4	62.8	66.1	63.2	65.6	65.3	61.8	62.5
Core ROATCE [1]	24.3	22.3	22.2	21.6	23.4	19.3	19.0	20.1	23.7
Fee Income Ratio	32.7	34.2	33.8	35.3	36.1	36.4	35.9	39.1	35.5
Fully Diluted Share Count (in millions of common shares)	55.8	55.6	55.5	55.6	55.2	54.7	49.0	47.3	47.4

(1) Includes non-service employee benefits

Note: All information in US$millions and as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$

Source: Company data

Butterfield
31

Appendix Non-Interest Income & Expense Trends    2018  2018        2017  2017                          2016  2016                        Q1  Q1        Q4  Q4    Q3  Q3    Q2  Q2    Q1  Q1        Q4  Q4    Q3  Q3    Q2  Q2    Q1  Q1    Non-Interest Income                                                                Trust  $  10.9        $  11.3    $  10.9    $  11.3    $  11.4        $  11.5    $  11.6    $  10.8    $  10.1    Asset Management    6.4          6.6      6.3      5.9      5.8          6.0      5.6      5.3      4.2    Banking    10.9          12.0      10.8      10.9      10.0          11.0      9.7      10.0      8.7    FX Revenue    8.2          8.8      7.6      7.5      8.3          7.4      6.5      8.4      8.3    Custody & Other Admin.    2.2          2.2      2.0      1.9      2.0          2.0      2.3      2.3      2.2    Other    1.2          1.4      0.5      1.1      0.9          0.9      0.6      1.0      1.0    Total Non-Interest Income  $  39.8        $  42.4    $  38.2    $  38.7    $  38.5        $  38.8    $  36.3    $  37.9    $  34.5                                                                    Non-Interest Expense                                                                Salaries & Benefits¹  $  37.0        $  42.4    $  37.4    $  37.4    $  36.0        $  34.2    $  42.4    $  32.2    $  31.2    Technology & Comm.    14.7          14.4      13.2      13.4      12.9          14.5      14.4      14.1      14.5    Property    5.1          4.5      5.1      5.4      4.9          5.5      5.4      5.1      5.0    Professional & O/S Services    9.7          8.0      6.9      6.1      6.2          5.4      4.1      5.4      4.1    Indirect Taxes    4.9          4.7      4.6      4.5      4.2          4.7      4.2      2.8      4.6    Intangible Amortization    1.1          1.1      1.0      1.1      1.0          1.0      1.2      1.3      1.1    Marketing    0.9          1.5      0.9      2.4      1.0          1.7      0.9      1.0      0.9    Restructuring    —          0.3      0.4      0.6      0.4          0.5      0.6      0.7      4.5    Other    3.9          3.5      4.0      4.5      4.3          4.4      4.4      4.2      4.0    Total Non-Interest Expense  $  77.4        $  80.4    $  73.6    $  75.3    $  71.0        $  71.9    $  77.3    $  66.7    $  69.9    Income Taxes    0.4          0.5      0.2      0.3      0.2          —      0.2      0.2      0.3    Total Expense incld. Taxes  $  77.8        $  80.8    $  73.8    $  75.6    $  71.2        $  71.9    $  77.5    $  67.0    $  70.2    Includes non-service employee benefitsNote: All information in US$millions as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$Source: Company data

 Appendix Core Non-Interest Expense Trends    2018  2018        2017  2017                          2016  2016                        Q1  Q1        Q4  Q4    Q3  Q3    Q2  Q2    Q1  Q1        Q4  Q4    Q3  Q3    Q2  Q2    Q1  Q1    Salaries & Benefits¹  $  37.0        $  42.2    $  37.2    $  37.1    $  35.9        $  34.0    $  33.6    $  31.5    $  29.6    Technology & Comm.    14.6          14.3      13.1      13.3      12.8          14.4      14.2      13.8      13.9    Property    5.1          4.5      5.1      5.3      4.9          5.5      5.3      5.0      5.0    Professional & O/S Services    8.1          6.7      5.6      5.7      4.3          5.4      3.9      4.8      3.0    Indirect Taxes    4.9          4.7      4.6      4.5      4.3          3.9      3.9      2.8      4.6    Intangible Amortization    1.1          1.1      1.0      1.1      1.0          1.0      1.2      1.3      1.1    Marketing    0.9          1.5      0.9      2.4      1.0          1.7      0.9      1.0      0.9    Other    3.9          3.5      4.0      4.5      4.2          4.3      4.3      4.2      3.4    Total Core Non-Interest Expense  $  75.6        $  78.5    $  71.6    $  73.9    $  68.4        $  70.2    $  67.3    $  64.4    $  61.5    Income Taxes    0.4          0.5      0.2      0.3      0.2          —      0.2      0.2      0.3    Total Core Expense incld. Taxes  $  76.0        $  78.9    $  71.8    $  74.2    $  68.6        $  70.2    $  67.5    $  64.6    $  61.8    Includes non-service employee benefitsNote: All information in US$millions as of 31-Mar-2018 unless noted otherwise. Conversion rate: 1 BMD$ = 1 US$Source: Company data